Exhibit 99.1

2Q 2024

SUPPLEMENTAL INFORMATION PACKAGE

COPT DEFENSE PROPERTIES

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 6/30/24

OVERVIEW	Summary Description	1
	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2024 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Operating Property Acquisition	25
	Summary of Development Projects	26
	Development Placed in Service	27
	Summary of Land Owned/Controlled	28

CAPITALIZATION	Capitalization Overview	29
	Summary of Outstanding Debt	30
	Debt Analysis	32
	Consolidated Real Estate Joint Ventures	33
	Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	35
	Definitions	38

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description
THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of June 30, 2024, our Defense/IT Portfolio of 193 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.0 million square feet and was 96.7% leased.

MANAGEMENT	Stephen E. Budorick, President + CEO	INVESTOR RELATIONS	Venkat Kommineni, VP
	Britt A. Snider, EVP + COO		443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa3 Stable | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.

1	2Q 2024 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Camille Bonnel	416.369.2140	camille.bonnel@bofa.com
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Citigroup Global Markets	Michael Griffin	212.816.5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212.336.7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Raymond James	Bill Crow	727.567.2594	bill.crow@raymondjames.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wedbush Securities	Richard Anderson	212.938.9949	richard.anderson@wedbush.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates or forecasts of COPT Defense’s management.

2	2Q 2024 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Six Months Ended
SUMMARY OF RESULTS	Refer.	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Net income (loss)	7	$36,407	$33,671	$34,820	$(221,207)	$31,642	$70,078	$112,040
NOI from real estate operations	13	$105,410	$101,657	$98,656	$96,494	$95,024	$207,067	$188,927
Same Property NOI	17	$98,672	$95,403	$94,854	$95,039	$94,223	$194,075	$186,946
Same Property cash NOI	18	$97,614	$91,619	$89,493	$88,793	$87,989	$189,233	$174,380
Adjusted EBITDA	11	$98,592	$95,841	$93,934	$90,260	$89,044	$194,433	$176,487
FFO per NAREIT	8	$75,346	$72,799	$72,360	$70,016	$70,033	$148,145	$138,849
Diluted AFFO avail. to common share and unit holders	10	$61,435	$59,269	$54,280	$64,122	$46,003	$120,705	$84,619
Dividend per common share	N/A	$0.295	$0.295	$0.285	$0.285	$0.285	$0.59	$0.57

Per share - diluted:
EPS	9	$0.31	$0.29	$0.30	$(1.94)	$0.27	$0.60	$0.96
FFO - Nareit	9	$0.64	$0.62	$0.62	$0.60	$0.60	$1.27	$1.19
FFO - as adjusted for comparability	9	$0.64	$0.62	$0.62	$0.60	$0.60	$1.27	$1.19

Numerators for diluted per share amounts:
Diluted EPS	7	$35,022	$32,480	$33,552	$(217,179)	$30,138	$67,508	$108,602
Diluted FFO available to common share and unit holders	8	$74,280	$71,892	$70,913	$68,512	$68,323	$146,173	$135,974
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$74,360	$71,969	$71,100	$68,593	$68,569	$146,330	$136,220

3	2Q 2024 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	As of or for Three Months Ended					As of and for Six Months Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
GAAP
Payout ratio:
Net income	N/A	93.1%	100.7%	93.7%	N/A	103.1%	96.8%	58.3%

Capitalization and debt ratios:
Total assets	6	$4,219,338	$4,232,895	$4,246,966	$4,239,257	$4,246,346
Total equity	6	$1,530,506	$1,526,046	$1,523,755	$1,525,873	$1,776,695
Debt per balance sheet	6	$2,389,925	$2,416,873	$2,416,287	$2,415,783	$2,176,174
Debt to assets	32	56.6%	57.1%	56.9%	57.0%	51.2%	N/A	N/A
Net income to interest expense ratio	32	1.8x	1.6x	1.7x	N/A	1.9x	1.7x	3.4x
Debt to net income ratio	32	16.4x	17.9x	17.3x	N/A	17.2x	N/A	N/A

Non-GAAP
Payout ratios:
Diluted FFO	N/A	45.3%	46.8%	45.7%	47.3%	47.5%	46.0%	47.7%
Diluted FFO - as adjusted for comparability	N/A	45.3%	46.7%	45.6%	47.3%	47.3%	46.0%	47.6%
Diluted AFFO	N/A	54.8%	56.8%	59.7%	50.6%	70.5%	55.8%	76.6%

Capitalization and debt ratios:
Total Market Capitalization	29	$5,289,664	$5,218,681	$5,377,815	$5,172,058	$4,914,516
Total Equity Market Capitalization	29	$2,873,744	$2,774,450	$2,932,815	$2,726,295	$2,717,000
Net debt	37	$2,367,180	$2,372,747	$2,328,941	$2,293,005	$2,234,633
Net debt to adjusted book	32	40.5%	40.9%	40.6%	40.5%	38.4%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.7x	4.5x	4.4x	4.6x	4.9x	4.6x	5.0x
Net debt to in-place adj. EBITDA ratio	32	6.0x	6.1x	6.1x	6.2x	6.3x	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	32	5.9x	6.0x	6.0x	5.9x	5.7x	N/A	N/A

4	2Q 2024 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
# of Properties
Total Portfolio	201	201	198	196	194
Consolidated Portfolio	177	177	174	172	170
Defense/IT Portfolio	193	193	190	188	186
Same Property	189	189	189	189	189

% Occupied
Total Portfolio	93.6%	93.6%	94.2%	94.1%	93.4%
Consolidated Portfolio	92.2%	92.2%	92.9%	92.7%	91.9%
Defense/IT Portfolio	95.5%	95.6%	96.2%	95.9%	95.3%
Same Property	93.5%	93.5%	93.8%	93.8%	93.3%

% Leased
Total Portfolio	94.9%	94.9%	95.3%	95.1%	94.9%
Consolidated Portfolio	93.8%	93.8%	94.3%	94.0%	93.7%
Defense/IT Portfolio	96.7%	96.8%	97.2%	97.0%	96.8%
Same Property	95.0%	95.0%	95.1%	94.9%	94.7%

Square Feet (in thousands)
Total Portfolio	24,135	24,137	23,859	23,479	23,035
Consolidated Portfolio	19,839	19,841	19,563	19,184	18,740
Defense/IT Portfolio	21,993	21,993	21,719	21,339	20,895
Same Property	22,224	22,224	22,224	22,224	22,224
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate joint ventures (see page 34).

5	2Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Assets
Properties, net:
Operating properties, net	$3,257,822	$3,272,452	$3,246,806	$3,148,434	$3,272,670
Development and redevelopment in progress, including land (1)	106,709	76,931	82,972	141,854	206,130
Land held (1)	171,062	168,495	173,900	177,909	193,435
Total properties, net	3,535,593	3,517,878	3,503,678	3,468,197	3,672,235
Property - operating right-of-use assets	40,899	40,368	41,296	40,487	41,652
Cash and cash equivalents	100,443	123,144	167,820	204,238	14,273
Investment in unconsolidated real estate joint ventures	40,148	40,597	41,052	41,495	41,928
Accounts receivable, net	46,963	50,088	48,946	40,211	47,363
Deferred rent receivable	156,123	153,788	149,237	142,041	136,382
Lease incentives, net	63,744	61,150	61,331	60,506	59,541
Deferred leasing costs, net	72,156	70,902	70,057	68,033	69,218
Investing receivables, net	84,087	82,523	81,512	87,535	86,708
Prepaid expenses and other assets, net	79,182	92,457	82,037	86,514	77,046
Total assets	$4,219,338	$4,232,895	$4,246,966	$4,239,257	$4,246,346
Liabilities and equity
Liabilities:
Debt	$2,389,925	$2,416,873	$2,416,287	$2,415,783	$2,176,174
Accounts payable and accrued expenses	122,202	111,981	133,315	135,605	135,784
Rents received in advance and security deposits	33,485	37,557	35,409	32,063	32,021
Dividends and distributions payable	33,908	33,906	32,644	32,645	32,636
Deferred revenue associated with operating leases	37,199	34,019	29,049	24,590	9,199
Property - operating lease liabilities	33,818	33,141	33,931	32,940	33,923
Other liabilities	15,530	16,406	18,996	17,936	27,699
Total liabilities	2,666,067	2,683,883	2,699,631	2,691,562	2,447,436
Redeemable noncontrolling interests	22,765	22,966	23,580	21,822	22,215
Equity:
COPT Defense’s shareholders’ equity:
Common shares	1,127	1,126	1,126	1,125	1,125
Additional paid-in capital	2,489,931	2,487,468	2,489,989	2,489,717	2,486,996
Cumulative distributions in excess of net income	(1,008,087)	(1,009,964)	(1,009,318)	(1,010,885)	(762,617)
Accumulated other comprehensive income	3,614	3,849	2,115	6,094	5,224
Total COPT Defense’s shareholders’ equity	1,486,585	1,482,479	1,483,912	1,486,051	1,730,728
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	29,470	29,214	25,502	25,337	29,563
Other consolidated entities	14,451	14,353	14,341	14,485	16,404
Total noncontrolling interests in subsidiaries	43,921	43,567	39,843	39,822	45,967
Total equity	1,530,506	1,526,046	1,523,755	1,525,873	1,776,695
Total liabilities, redeemable noncontrolling interests and equity	$4,219,338	$4,232,895	$4,246,966	$4,239,257	$4,246,346
(1)Refer to pages 26 and 28 for detail.

6	2Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Revenues
Lease revenue	$165,619	$165,433	$160,337	$155,268	$153,682	$331,052	$304,242
Other property revenue	1,466	1,230	1,225	1,339	1,271	2,696	2,392
Construction contract and other service revenues	20,258	26,603	18,167	11,949	14,243	46,861	30,063
Total revenues	187,343	193,266	179,729	168,556	169,196	380,609	336,697
Operating expenses
Property operating expenses	63,410	66,746	64,577	61,788	61,600	130,156	121,020
Depreciation and amortization associated with real estate operations	38,161	38,351	36,735	37,620	37,600	76,512	74,595
Construction contract and other service expenses	19,612	26,007	17,167	11,493	13,555	45,619	28,756
Impairment losses	—	—	—	252,797	—	—	—
General and administrative expenses	8,591	8,378	8,240	7,582	7,287	16,969	15,283
Leasing expenses	2,462	2,187	2,308	2,280	2,345	4,649	4,344
Business development expenses and land carry costs	979	1,182	797	714	726	2,161	1,221
Total operating expenses	133,215	142,851	129,824	374,274	123,113	276,066	245,219
Interest expense	(20,617)	(20,767)	(20,383)	(17,798)	(16,519)	(41,384)	(32,961)
Interest and other income, net	2,884	4,122	5,659	2,529	2,143	7,006	4,399
Gain on sales of real estate	—	—	—	—	14	—	49,392
Income (loss) before equity in income (loss) of unconsolidated entities and income taxes	36,395	33,770	35,181	(220,987)	31,721	70,165	112,308
Equity in income (loss) of unconsolidated entities	26	69	(240)	(68)	111	95	47
Income tax expense	(14)	(168)	(121)	(152)	(190)	(182)	(315)
Net income (loss)	36,407	33,671	34,820	(221,207)	31,642	70,078	112,040
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(694)	(608)	(576)	3,691	(516)	(1,302)	(1,809)
Other consolidated entities	(599)	(454)	(592)	1,329	(839)	(1,053)	(1,165)
Net income (loss) attributable to common shareholders	$35,114	$32,609	$33,652	$(216,187)	$30,287	$67,723	$109,066
Amount allocable to share-based compensation awards	(92)	(129)	(100)	(992)	(98)	(215)	(349)
Redeemable noncontrolling interests	—	—	—	—	(51)	—	(115)
Numerator for diluted EPS	$35,022	$32,480	$33,552	$(217,179)	$30,138	$67,508	$108,602

7	2Q 2024 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Net income (loss)	$36,407	$33,671	$34,820	$(221,207)	$31,642	$70,078	$112,040
Real estate-related depreciation and amortization	38,161	38,351	36,735	37,620	37,600	76,512	74,595
Impairment losses on real estate	—	—	—	252,797	—	—	—
Gain on sales of real estate	—	—	—	—	(14)	—	(49,392)
Depreciation and amortization on unconsolidated real estate JVs (1)	778	777	805	806	805	1,555	1,606
FFO - per Nareit (2)	75,346	72,799	72,360	70,016	70,033	148,145	138,849
FFO allocable to other noncontrolling interests (3)	(984)	(836)	(972)	(1,059)	(1,239)	(1,820)	(1,947)
Basic FFO allocable to share-based compensation awards	(599)	(587)	(513)	(481)	(480)	(1,186)	(946)
Basic FFO available to common share and common unit holders (2)	73,763	71,376	70,875	68,476	68,314	145,139	135,956
Redeemable noncontrolling interests	471	469	—	—	(28)	940	(58)
Diluted FFO adjustments allocable to share-based compensation awards	46	47	38	36	37	94	76
Diluted FFO available to common share and common unit holders - per Nareit (2)	74,280	71,892	70,913	68,512	68,323	146,173	135,974
Executive transition costs	81	77	188	82	248	158	248
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	—	(1)	(1)	(2)	(1)	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$74,360	$71,969	$71,100	$68,593	$68,569	$146,330	$136,220

(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 33.

8	2Q 2024 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
EPS Denominator:
Weighted average common shares - basic	112,293	112,231	112,199	112,196	112,188	112,261	112,157
Dilutive effect of share-based compensation awards	492	509	432	—	426	501	418
Dilutive effect of redeemable noncontrolling interests	—	—	—	—	62	—	77
Weighted average common shares - diluted	112,785	112,740	112,631	112,196	112,676	112,762	112,652
Diluted EPS	$0.31	$0.29	$0.30	$(1.94)	$0.27	$0.60	$0.96

Weighted Average Shares for period ended:
Common shares	112,293	112,231	112,199	112,196	112,188	112,261	112,157
Dilutive effect of share-based compensation awards	492	509	432	429	426	501	418
Common units	1,703	1,625	1,514	1,520	1,514	1,664	1,502
Redeemable noncontrolling interests	926	947	—	—	62	937	77
Denominator for diluted FFO per share and as adjusted for comparability	115,414	115,312	114,145	114,145	114,190	115,363	114,154
Weighted average common units	(1,703)	(1,625)	(1,514)	(1,520)	(1,514)	(1,664)	(1,502)
Redeemable noncontrolling interests	(926)	(947)	—	—	—	(937)	—
Dilutive effect of additional share-based compensation awards	—	—	—	(429)	—	—	—
Denominator for diluted EPS	112,785	112,740	112,631	112,196	112,676	112,762	112,652
Diluted FFO per share - Nareit (1)	$0.64	$0.62	$0.62	$0.60	$0.60	$1.27	$1.19
Diluted FFO per share - as adjusted for comparability (1)	$0.64	$0.62	$0.62	$0.60	$0.60	$1.27	$1.19
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	2Q 2024 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$74,360	$71,969	$71,100	$68,593	$68,569	$146,330	$136,220
Straight line rent adjustments and lease incentive amortization	3,788	3,473	313	12,882	(3,161)	7,261	(6,677)
Amortization of intangibles and other assets included in NOI	211	122	26	26	17	333	(2)
Share-based compensation, net of amounts capitalized	2,564	2,645	2,318	2,280	2,213	5,209	3,946
Amortization of deferred financing costs	681	685	681	639	628	1,366	1,260
Amortization of net debt discounts, net of amounts capitalized	1,023	1,014	1,004	750	622	2,037	1,240
Replacement capital expenditures (1)	(21,250)	(20,776)	(21,498)	(21,122)	(22,664)	(42,026)	(50,874)
Other	58	137	336	74	(221)	195	(494)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$61,435	$59,269	$54,280	$64,122	$46,003	$120,705	$84,619

Replacement capital expenditures (1)
Tenant improvements and incentives	$15,045	$12,776	$7,850	$14,457	$32,619	$27,821	$52,605
Building improvements	5,705	4,953	14,762	6,307	2,766	10,658	4,907
Leasing costs	3,110	3,590	2,440	1,902	3,542	6,700	5,292
Net additions to (exclusions from) tenant improvements and incentives	(1,040)	316	(189)	(813)	(16,007)	(724)	(11,168)
Excluded building improvements and leasing costs	(1,570)	(859)	(3,365)	(731)	(256)	(2,429)	(762)
Replacement capital expenditures	$21,250	$20,776	$21,498	$21,122	$22,664	$42,026	$50,874
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	2Q 2024 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Net income (loss)	$36,407	$33,671	$34,820	$(221,207)	$31,642	$70,078	$112,040
Interest expense	20,617	20,767	20,383	17,798	16,519	41,384	32,961
Income tax expense	14	168	121	152	190	182	315
Real estate-related depreciation and amortization	38,161	38,351	36,735	37,620	37,600	76,512	74,595
Other depreciation and amortization	564	608	619	615	609	1,172	1,211
Impairment losses on real estate	—	—	—	252,797	—	—	—
Gain on sales of real estate	—	—	—	—	(14)	—	(49,392)
Adjustments from unconsolidated real estate JVs	1,709	1,671	1,911	1,743	1,559	3,380	3,263
EBITDAre (1)	97,472	95,236	94,589	89,518	88,105	192,708	174,993
Credit loss expense (recoveries)	436	22	(1,288)	372	238	458	305
Business development expenses	603	630	445	313	394	1,233	635
Executive transition costs	81	430	188	82	307	511	554
Net gain on other investments	—	(477)	—	(25)	—	(477)	—
Adjusted EBITDA (1)	98,592	95,841	93,934	90,260	89,044	$194,433	$176,487
Pro forma NOI adjustment for property changes within period	—	813	1,341	1,647	56
Change in collectability of deferred rental revenue	27	—	(198)	—	28
In-place adjusted EBITDA (1)	$98,619	$96,654	$95,077	$91,907	$89,128
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	2Q 2024 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 6/30/24
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	34	4,292	98.9%	99.4%
Howard County	36	3,064	91.0%	92.5%
Other	23	1,725	93.2%	96.6%
Total Fort Meade/BW Corridor	93	9,081	95.2%	96.5%
Northern Virginia (“NoVA”) Defense/IT	16	2,500	89.2%	93.0%
Lackland AFB (San Antonio, Texas)	8	1,062	100.0%	100.0%
Navy Support	22	1,273	84.5%	85.7%
Redstone Arsenal (Huntsville, Alabama)	24	2,374	96.8%	97.7%
Data Center Shells:
Consolidated Properties	6	1,408	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	193	21,993	95.5%	96.7%
Other	8	2,142	73.4%	76.8%
Total Portfolio	201	24,135	93.6%	94.9%
Consolidated Portfolio	177	19,839	92.2%	93.8%
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

(2)Refer to the section entitled “Definitions” for a definition of this measure.

12	2Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Consolidated real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$77,715	$78,068	$74,758	$73,350	$72,176	$155,783	$141,953
NoVA Defense/IT	20,601	21,426	20,410	20,333	19,841	42,027	39,670
Lackland Air Force Base	16,447	16,411	17,861	16,193	17,595	32,858	33,200
Navy Support	8,240	8,226	8,405	8,190	8,118	16,466	16,043
Redstone Arsenal	17,017	16,808	14,971	13,768	12,978	33,825	26,392
Data Center Shells-Consolidated	9,600	8,457	7,654	6,811	6,287	18,057	12,979
Total Defense/IT Portfolio	149,620	149,396	144,059	138,645	136,995	299,016	270,237
Other	17,465	17,267	17,503	17,962	17,958	34,732	36,397
Consolidated real estate revenues (1)	$167,085	$166,663	$161,562	$156,607	$154,953	$333,748	$306,634

NOI from real estate operations (2)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$53,078	$50,178	$48,894	$48,134	$47,988	$103,256	$93,245
NoVA Defense/IT	11,671	12,164	11,972	12,433	12,158	23,835	24,415
Lackland Air Force Base	7,650	7,723	7,708	7,626	7,644	15,373	15,304
Navy Support	4,607	4,600	4,783	4,257	4,602	9,207	8,984
Redstone Arsenal	11,296	11,016	10,157	8,820	8,228	22,312	17,006
Data Center Shells:
Consolidated properties	7,509	7,514	6,966	6,133	5,544	15,023	11,642
COPT Defense’s share of unconsolidated real estate JVs	1,735	1,740	1,671	1,675	1,671	3,475	3,313
Total Defense/IT Portfolio	97,546	94,935	92,151	89,078	87,835	192,481	173,909
Other	7,864	6,722	6,505	7,416	7,189	14,586	15,018
NOI from real estate operations (1)	$105,410	$101,657	$98,656	$96,494	$95,024	$207,067	$188,927
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	2Q 2024 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Cash NOI from real estate operations (1)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$51,017	$47,117	$46,173	$45,513	$45,727	$98,134	$89,389
NoVA Defense/IT	12,452	12,933	12,881	12,765	12,642	25,385	24,065
Lackland Air Force Base	8,124	8,186	8,114	7,913	7,919	16,310	15,834
Navy Support	4,656	4,503	5,008	4,621	4,911	9,159	9,934
Redstone Arsenal	9,034	6,308	4,869	4,861	3,707	15,342	8,695
Data Center Shells:
Consolidated properties	6,748	6,688	5,868	4,904	4,918	13,436	10,297
COPT Defense’s share of unconsolidated real estate JVs	1,481	1,477	1,400	1,396	1,385	2,958	2,736
Total Defense/IT Portfolio	93,512	87,212	84,313	81,973	81,209	180,724	160,950
Other	7,869	6,723	6,536	7,400	7,350	14,592	14,933
Cash NOI from real estate operations (2)	$101,381	$93,935	$90,849	$89,373	$88,559	$195,316	$175,883
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	2Q 2024 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 6/30/24
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Six Months Ended
Defense/IT Portfolio:
Same Property: (2)
Consolidated properties	160	16,535	94.7%	96.2%	$559,249	84.5%	$89,617	$177,204
Unconsolidated real estate JV	21	3,547	100.0%	100.0%	5,851	0.9%	1,295	2,596
Total Same Property in Defense/IT Portfolio	181	20,082	95.7%	96.9%	565,100	85.4%	90,912	179,800
Properties Placed in Service (4)	8	961	97.7%	98.2%	24,999	3.8%	5,824	11,356
Other unconsolidated JV properties (5)	3	748	100.0%	100.0%	1,368	0.2%	440	884
Acquired property (6)	1	202	55.6%	55.6%	4,074	0.6%	370	441
Total Defense/IT Portfolio	193	21,993	95.5%	96.7%	595,541	90.0%	97,546	192,481
Other	8	2,142	73.4%	76.8%	66,537	10.0%	7,864	14,586
Total Portfolio	201	24,135	93.6%	94.9%	$662,078	100.0%	$105,410	$207,067
Consolidated Portfolio	177	19,839	92.2%	93.8%	$654,858	98.9%	$103,675	$203,592
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/23.
(5)Includes three data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2023.
(6)Includes an office property acquired on 3/15/24.

15	2Q 2024 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Six Months Ended
			6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Defense/IT Portfolio:
Fort Meade/BW Corridor	91	8,693	96.1%	96.2%	96.2%	95.8%	94.8%	96.1%	93.9%
NoVA Defense/IT	16	2,500	88.5%	87.9%	88.5%	89.8%	89.9%	88.2%	90.2%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	85.6%	85.6%	87.8%	87.2%	87.6%	85.6%	88.2%
Redstone Arsenal	20	2,049	96.8%	97.7%	97.4%	93.5%	90.6%	97.2%	90.2%
Data Center Shells:
Consolidated properties	4	988	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	21	3,547	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	181	20,082	95.6%	95.7%	95.9%	95.5%	94.8%	95.7%	94.4%
Other	8	2,142	72.9%	72.0%	73.9%	75.2%	75.0%	72.5%	76.8%
Total Same Property	189	22,224	93.4%	93.4%	93.8%	93.5%	92.9%	93.4%	92.7%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Defense/IT Portfolio:
Fort Meade/BW Corridor	91	8,693	96.0%	96.1%	96.3%	96.1%	95.4%
NoVA Defense/IT	16	2,500	89.2%	88.2%	88.9%	89.5%	89.9%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	85.2%	86.4%	88.0%	87.4%	87.4%
Redstone Arsenal	20	2,049	96.8%	97.5%	97.7%	95.7%	92.3%
Data Center Shells:
Consolidated properties	4	988	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	21	3,547	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	181	20,082	95.7%	95.8%	96.0%	95.8%	95.2%
Other	8	2,142	73.4%	72.5%	73.2%	75.4%	74.9%
Total Same Property	189	22,224	93.5%	93.5%	93.8%	93.8%	93.3%
(1)Includes properties stably owned and 100% operational since at least 1/1/23.

16	2Q 2024 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Same Property real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$74,921	$76,082	$74,008	$73,350	$72,177	$151,003	$141,946
NoVA Defense/IT	20,600	21,426	20,411	20,333	19,840	42,026	39,669
Lackland Air Force Base	16,447	16,411	17,860	16,193	17,596	32,858	33,201
Navy Support	8,085	8,073	8,251	8,035	7,964	16,158	15,735
Redstone Arsenal	14,317	14,311	13,861	13,520	12,820	28,628	26,112
Data Center Shells-Consolidated	6,658	6,427	6,186	6,205	6,285	13,085	12,578
Total Defense/IT Portfolio	141,028	142,730	140,577	137,636	136,682	283,758	269,241
Other	15,446	15,262	15,500	15,953	15,964	30,708	32,754
Same Property real estate revenues	$156,474	$157,992	$156,077	$153,589	$152,646	$314,466	$301,995

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$50,953	$48,330	$48,239	$48,134	$47,988	$99,283	$93,245
NoVA Defense/IT	11,670	12,164	11,972	12,433	12,158	23,834	24,415
Lackland Air Force Base	7,650	7,723	7,708	7,625	7,645	15,373	15,305
Navy Support	4,536	4,522	4,702	4,177	4,510	9,058	8,803
Redstone Arsenal	9,281	9,321	9,148	8,665	8,134	18,602	16,816
Data Center Shells:
Consolidated properties	5,527	5,527	5,538	5,539	5,544	11,054	11,297
COPT Defense’s share of unconsolidated real estate JVs	1,295	1,301	1,233	1,236	1,232	2,596	2,477
Total Defense/IT Portfolio	90,912	88,888	88,540	87,809	87,211	179,800	172,358
Other	7,760	6,515	6,314	7,230	7,012	14,275	14,588
Same Property NOI (1)	$98,672	$95,403	$94,854	$95,039	$94,223	$194,075	$186,946
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	2Q 2024 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$50,605	$47,052	$46,267	$45,513	$45,727	$97,657	$89,389
NoVA Defense/IT	12,452	12,933	12,882	12,764	12,642	25,385	24,065
Lackland Air Force Base	8,124	8,186	8,114	7,913	7,919	16,310	15,834
Navy Support	4,589	4,429	4,932	4,545	4,825	9,018	9,765
Redstone Arsenal	7,962	6,412	4,966	4,953	3,771	14,374	8,786
Data Center Shells:
Consolidated properties	5,013	4,984	4,960	4,865	4,918	9,997	10,019
COPT Defense’s share of unconsolidated real estate JVs	1,185	1,183	1,108	1,106	1,095	2,368	2,187
Total Defense/IT Portfolio	89,930	85,179	83,229	81,659	80,897	175,109	160,045
Other	7,684	6,440	6,264	7,134	7,092	14,124	14,335
Same Property cash NOI (1)	$97,614	$91,619	$89,493	$88,793	$87,989	$189,233	$174,380
Percentage change in total Same Property cash NOI (1)(2)	10.9%					8.5%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	11.2%					9.4%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	2Q 2024 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 6/30/24
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	479	271	96	7	854	27	881
Expiring Square Feet	559	273	125	21	977	43	1,021
Vacating Square Feet	79	2	28	13	123	17	140
Retention Rate (% based upon square feet)	85.8%	99.2%	77.3%	35.5%	87.4%	61.8%	86.3%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$3.31	$2.60	$2.07	$13.71	$3.04	$5.87	$3.12
Weighted Average Lease Term in Years	4.0	3.8	2.9	3.2	3.8	7.9	3.9
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$44.69	$42.97	$24.71	$26.81	$41.74	$34.44	$41.52
Expiring Straight-line Rent	$40.06	$41.68	$24.10	$21.01	$38.61	$36.10	$38.54
Change in Straight-line Rent	11.6%	3.1%	2.5%	27.6%	8.1%	(4.6%)	7.7%
Cash Rent Per Square Foot
Renewal Cash Rent	$43.66	$43.02	$25.37	$25.50	$41.24	$36.32	$41.09
Expiring Cash Rent	$42.70	$43.09	$26.09	$26.21	$40.81	$41.85	$40.84
Change in Cash Rent	2.3%	(0.2%)	(2.8%)	(2.7%)	1.1%	(13.2%)	0.6%
Compound Annual Growth Rate	3.1%	2.6%	(3.7%)	3.1%	2.2%	1.6%	2.2%
Average Escalations Per Year	2.5%	1.4%	2.5%	2.5%	2.1%	2.6%	2.2%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	—	—	—	—
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$—	$—	$—	$—
Weighted Average Lease Term in Years	—	—	—	—	—	—	—
Straight-line Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—
Cash Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—
Vacant Space
Leased Square Feet	45	26	14	2	87	17	104
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$4.72	$12.25	$12.22	$19.27	$8.54	$12.02	$9.09
Weighted Average Lease Term in Years	6.4	5.1	5.6	7.0	5.9	19.9	8.1
Straight-line Rent Per Square Foot	$33.63	$33.35	$30.03	$35.71	$33.01	$85.39	$41.37
Cash Rent Per Square Foot	$32.15	$33.08	$29.37	$34.50	$32.03	$74.59	$38.83
Total Square Feet Leased	524	297	110	9	941	44	985
Average Escalations Per Year	2.6%	1.5%	2.5%	2.7%	2.2%	2.5%	2.3%
Average Escalations Excl. Data Center Shells							2.3%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

19	2Q 2024 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Six Months Ended 6/30/24
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	707	387	176	92	1,363	69	1,432
Expiring Square Feet	831	400	249	110	1,590	136	1,727
Vacating Square Feet	124	13	73	18	228	67	295
Retention Rate (% based upon square feet)	85.0%	96.8%	70.7%	84.0%	85.7%	50.8%	82.9%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$3.18	$3.55	$1.42	$1.27	$2.93	$4.17	$2.99
Weighted Average Lease Term in Years	4.0	4.1	3.0	2.1	3.8	7.9	4.0
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$40.80	$40.55	$26.60	$26.09	$37.90	$32.99	$37.66
Expiring Straight-line Rent	$36.96	$40.54	$24.41	$24.78	$35.53	$32.58	$35.39
Change in Straight-line Rent	10.4%	—%	9.0%	5.3%	6.7%	1.2%	6.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$39.97	$41.26	$26.88	$25.79	$37.68	$32.96	$37.46
Expiring Cash Rent	$39.45	$42.10	$26.95	$25.51	$37.65	$37.00	$37.61
Change in Cash Rent	1.3%	(2.0%)	(0.2%)	1.1%	0.1%	(10.9%)	(0.4%)
Compound Annual Growth Rate	2.9%	2.2%	(0.9%)	1.8%	2.1%	2.0%	2.1%
Average Escalations Per Year	2.6%	1.8%	2.6%	2.5%	2.3%	1.7%	2.3%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	10	10	—	10
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$3.14	$3.14	$—	$3.14
Weighted Average Lease Term in Years	—	—	—	5.3	5.3	—	5.3
Straight-line Rent Per Square Foot	$—	$—	$—	$23.81	$23.81	$—	$23.81
Cash Rent Per Square Foot	$—	$—	$—	$23.50	$23.50	$—	$23.50
Vacant Space
Leased Square Feet	125	46	27	2	200	64	264
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$7.62	$10.92	$8.60	$19.27	$8.62	$7.67	$8.39
Weighted Average Lease Term in Years	8.0	7.0	5.3	7.0	7.4	10.7	8.2
Straight-line Rent Per Square Foot	$32.64	$33.27	$27.77	$35.71	$32.16	$42.90	$34.76
Cash Rent Per Square Foot	$31.27	$33.64	$27.74	$34.50	$31.36	$40.19	$33.50
Total Square Feet Leased	832	433	203	104	1,573	133	1,706
Average Escalations Per Year	2.6%	1.9%	2.6%	2.7%	2.4%	2.2%	2.4%
Average Escalations Excl. Data Center Shells							2.4%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

20	2Q 2024 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 6/30/24 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Ft Meade/BW Corridor	749	$30,828	5.2%	$41.18
NoVA Defense/IT	45	911	0.2%	20.12
Navy Support	130	3,511	0.6%	26.98
Redstone Arsenal	18	469	0.1%	26.15
Data Center Shells-Unconsolidated JV Properties	310	444	0.1%	14.31
2024	1,252	36,164	6.1%	37.17
Ft Meade/BW Corridor	1,811	69,162	11.6%	38.11
NoVA Defense/IT	104	3,649	0.6%	35.18
Lackland Air Force Base	703	39,803	6.7%	56.64
Navy Support	220	5,216	0.9%	23.71
Redstone Arsenal	288	6,862	1.2%	23.82
Data Center Shells-Unconsolidated JV Properties	121	175	—%	14.48
2025	3,247	124,867	21.0%	39.75
Ft Meade/BW Corridor	986	39,111	6.6%	39.66
NoVA Defense/IT	68	2,321	0.4%	34.28
Lackland Air Force Base	250	12,793	2.1%	51.17
Navy Support	193	6,777	1.1%	35.05
Redstone Arsenal	105	3,067	0.5%	29.14
Data Center Shells-Unconsolidated JV Properties	446	822	0.1%	18.44
2026	2,048	64,890	10.9%	39.40
Ft Meade/BW Corridor	814	30,640	5.1%	37.64
NoVA Defense/IT	190	6,458	1.1%	33.94
Navy Support	259	9,450	1.6%	36.55
Redstone Arsenal	163	4,397	0.7%	26.96
Data Center Shells-Unconsolidated JV Properties	364	523	0.1%	14.37
2027	1,790	51,468	8.6%	35.20
Ft Meade/BW Corridor	1,670	59,589	10.0%	35.65
NoVA Defense/IT	371	15,373	2.6%	41.48
Navy Support	82	2,174	0.4%	26.44
Data Center Shells-Unconsolidated JV Properties	515	872	0.1%	16.93
2028	2,638	78,008	13.1%	35.85
Thereafter
Consolidated Properties	7,499	235,761	39.6%	30.72
Unconsolidated JV Properties	2,539	4,383	0.7%	17.26
Total Defense/IT Portfolio	21,013	$595,541	100.0%	$34.41

21	2Q 2024 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 6/30/24 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	21,013	$595,541	90.0%	$34.41
Other
2024	32	1,090	0.2%	33.88
2025	156	10,324	1.6%	27.93
2026	167	6,152	0.9%	36.75
2027	124	4,638	0.7%	37.06
2028	247	9,194	1.4%	37.04
Thereafter	844	35,139	5.3%	41.38
Total Other	1,570	66,537	10.0%	38.37
Total Portfolio	22,583	$662,078	100.0%	$34.74
Consolidated Portfolio	18,288	$654,858
Unconsolidated JV Properties	4,295	$7,219
Note: As of 6/30/24, the weighted average lease term was 5.2 years for the total portfolio and 5.1 years for the Defense/IT and consolidated portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/24. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT Defense’s ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	2Q 2024 Supplemental Information Package

COPT Defense Properties
2024 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 6/30/24 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense IT Portfolio
Ft Meade/BW Corridor	532	$19,938	3.3%	$37.50
NoVA Defense/IT	35	560	0.1%	16.05
Navy Support	51	1,385	0.2%	27.01
Data Center Shells-Unconsolidated JV Properties	310	444	0.1%	14.31
Q3 2024	928	22,327	3.7%	34.41
Ft Meade/BW Corridor	217	10,891	1.8%	50.19
NoVA Defense/IT	10	351	0.1%	33.78
Navy Support	79	2,126	0.4%	26.96
Redstone Arsenal	18	469	0.1%	26.15
Q4 2024	324	13,837	2.4%	42.68

	1,252	$36,164	6.1%	$37.17
(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/24.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

23	2Q 2024 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 6/30/24 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$237,598	35.9%	5,529	3.6
Fortune 100 Company		57,823	8.7%	6,182	7.6
General Dynamics Corporation		33,268	5.0%	703	3.3
Northrop Grumman Corporation		15,112	2.3%	519	5.2
The Boeing Company		14,808	2.2%	443	2.4
CACI International Inc		13,166	2.0%	327	4.0
Peraton Corp.		12,654	1.9%	319	4.8
Booz Allen Hamilton, Inc.		12,224	1.8%	297	2.1
Fortune 100 Company		11,802	1.8%	183	10.3
Morrison & Foerster, LLP		9,631	1.5%	102	12.8
CareFirst, Inc.		9,067	1.4%	264	10.2
KBR, Inc.		8,034	1.2%	309	8.9
Yulista Holding, LLC		7,155	1.1%	368	5.5
AT&T Corporation		6,808	1.0%	321	5.3
Jacobs Solutions Inc.		6,514	1.0%	185	5.0
Mantech International Corp.		6,460	1.0%	200	2.9
Wells Fargo & Company		6,270	0.9%	145	4.2
The University System of Maryland		6,185	0.9%	176	5.6
Lockheed Martin Corporation		5,712	0.9%	194	6.1
The Mitre Corporation		5,406	0.8%	152	4.2
Subtotal Top 20 Tenants		485,697	73.3%	16,918	5.6
All remaining tenants		176,381	26.7%	5,665	4.0
Total / Weighted Average		$662,078	100.0%	22,583	5.2

(1)For properties owned through unconsolidated real estate JVs, includes COPT Defense’s share of those properties’ ARR of $7.2 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 6/30/24, $5.8 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

24	2Q 2024 Supplemental Information Package

COPT Defense Properties
Operating Property Acquisition
(square feet in thousands)

Property	Property Segment/Sub-Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
6841 Benjamin Franklin Drive	Fort Meade/BW Corridor	Columbia, Maryland	1	202	3/15/24	55.6%	$15

25	2Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 6/30/24 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 6/30/24	as of 6/30/24 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio:
Fort Meade/BW Corridor:
400 National Business Parkway	Annapolis Junction, Maryland	138	0%	$65,100	$25,152	$—	1Q 25	1Q 26

Redstone Arsenal:
8100 Rideout Road (4)	Huntsville, Alabama	128	42%	45,967	35,875	11,868	3Q 23	3Q 24
9700 Advanced Gateway	Huntsville, Alabama	50	20%	11,000	1,305	—	1Q 25	1Q 26
Subtotal / Average		178	35%	56,967	37,180	11,868

Data Center Shells:
Southpoint Phase 2 Bldg A	Northern Virginia	225	100%	82,500	39,716	—	3Q 24	3Q 24
Southpoint Phase 2 Bldg B	Northern Virginia	193	100%	65,000	5,980	—	3Q 25	3Q 25
MP 3	Northern Virginia	225	100%	111,800	10,950	—	4Q 25	4Q 25
Data Center Shells Subtotal / Average		643	100%	259,300	56,646	—

Total Defense/IT Portfolio Under Development		959	74%	$381,367	$118,978	$11,868
(1)Includes properties under, or contractually committed for, development as of 6/30/24.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 27,000 square feet were operational as of 6/30/24.

26	2Q 2024 Supplemental Information Package

COPT Defense Properties
Development Placed in Service as of 6/30/24
(square feet in thousands)

				Square Feet Placed in Service			Total Space Placed in Service % Leased as of 6/30/24
		Total Property
	Property Segment/Sub-Segment	% Leased as of 6/30/24	Rentable Square Feet	2024
Property and Location				1st Quarter	2nd Quarter	Total 2024
5300 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	46	46	—	46	100%
8100 Rideout Road Huntsville, Alabama	Redstone Arsenal	42%	128	27	—	27	100%
Total Development Placed in Service		57%	174	73	—	73	100%
% Leased as of 6/30/24				100%	N/A	100%

27	2Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 6/30/24 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development:
Fort Meade/BW Corridor:
National Business Park	144	1,483
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,111
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	295	3,350
Total Defense/IT Portfolio land owned/controlled for future development	651	7,696	$161,409
Other land owned/controlled	53	1,538	9,653
Land held, net	704	9,234	$171,062

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 33). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

28	2Q 2024 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 6/30/24

Debt
Secured debt	1.6	5.27%	3.18%	$70,559
Unsecured debt	5.3	3.26%	3.34%	2,345,361
Total Consolidated Debt	5.2	3.32%	3.33%	$2,415,920

Fixed-rate debt (3)	5.4	2.96%	3.33%	$2,415,920
Variable-rate debt (3)	3.2	6.68%	N/A	—
Total Consolidated Debt				$2,415,920

Common Equity
Common Shares				112,651
Common Units (4)				2,161
Total Common Shares and Units				114,812

Closing Common Share Price on 6/28/24				$25.03
Equity Market Capitalization (5)				$2,873,744

Total Market Capitalization (5)				$5,289,664
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $232.8 million that hedge the risk of changes in interest rates on variable-rate debt. We had swaps in place for all of our variable-rate debt balances as of 6/30/24.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	11/22/23
Moody’s	Baa3	Stable	1/22/24
S&P	BBB-	Stable	5/9/24

29	2Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 6/30/24
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate	Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$75,000	Oct-26	(1)(2)	LW Redstone:
					4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%	$22,325	$22,100	Mar-25	(5)
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		M Square:
5.25% due 2028	5.25%	345,000	Sep-28	(4)	5825 & 5850 University Research Court (3)	3.82%	37,714	$35,603	Jun-26
2.00% due 2029	2.00%	400,000	Jan-29
2.75% due 2031	2.75%	600,000	Apr-31		5801 University Research Court (2)(3)	SOFR +0.10%+1.45%	10,520	$10,020	Aug-26
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	2.95%	$2,145,000			Total Secured Debt	5.27%	$70,559

Unsecured Bank Term Loans
2026 Maturity	SOFR+ 0.10%+1.30%	$125,000	Jan-26	(2)(6)
Other Unsecured Debt	0.00%	361	May-26
Total Unsecured Debt	3.26%	$2,345,361

Debt Summary
Total Unsecured Debt	3.26%	$2,345,361
Total Secured Debt	5.27%	70,559
Consolidated Debt	3.32%	$2,415,920

Debt per balance sheet		$2,389,925
Net discounts and deferred financing costs		25,995
Consolidated Debt		2,415,920
COPT Defense’s share of unconsolidated JV gross debt (7)		52,981
Gross debt		$2,468,901
(1)The Company’s $600.0 million Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at our election.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(6)The Company’s term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(7)See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

30	2Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 6/30/24 (continued)

(1)Revolving Credit Facility maturity of $75.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options. Also includes $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(3)Includes the effect of interest rate swaps with notional amounts totaling $232.8 million that hedge the risk of changes in interest rates on variable-rate debt.

31	2Q 2024 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 6/30/24				As of and for Three Months Ended 6/30/24
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	41.9%		Total Debt / Total Assets	< 60%	36.7%
Secured Debt / Total Assets	< 40%	1.2%		Secured Debt / Total Assets	< 40%	1.5%
Debt Service Coverage	> 1.5x	4.6x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.8x
Unencumbered Assets / Unsecured Debt	> 150%	238.6%		Unsecured Debt / Unencumbered Assets	< 60%	36.6%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.9x

Debt Ratios	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		176
Debt per balance sheet	6	$2,389,925		% of total portfolio		88%
Total assets	6	$4,219,338		Unencumbered square feet in-service		20,485
Debt to assets		56.6%		% of total portfolio		85%
Net income	7	$36,407		NOI from unencumbered real estate operations		$102,162
Debt to net income ratio (2)		16.4	x	% of total NOI from real estate operations		97%
Interest expense	7	$20,617		Adjusted EBITDA from unencumbered real estate operations		$95,344
Net income to interest expense ratio (2)		1.8	x	% of total adjusted EBITDA from real estate operations		97%
				Unencumbered adjusted book		$5,650,086
Non-GAAP				% of total adjusted book		97%
Net debt	37	$2,367,180
Adjusted book	37	$5,850,851
Net debt to adjusted book		40.5%
Net debt adj. for fully-leased development	37	$2,310,534
In-place adjusted EBITDA	11	$98,619
Net debt to in-place adjusted EBITDA ratio		6.0	x
Net debt adj. for fully-leased devel. to in-place adj. EBITDA ratio		5.9	x
Denominator for debt service coverage	36	$20,383
Denominator for fixed charge coverage	36	$21,026
Adjusted EBITDA	11	$98,592
Adjusted EBITDA debt service coverage ratio		4.8	x
Adjusted EBITDA fixed charge coverage ratio		4.7	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

32	2Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 6/30/24
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Six Months Ended	Total Assets (2)
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	88.8%	95.5%	$1,850	$3,415	$91,865	$48,234	50%
Huntsville, Alabama:
LW Redstone Company, LLC (23 properties)	2,237	98.4%	99.3%	10,907	21,567	595,479	22,325	85%	(4)
Washington, D.C.:
Stevens Place (1 property)	188	61.9%	92.2%	1,494	2,749	130,441	—	95%
Total / Average	2,839	94.6%	98.3%	$14,251	$27,731	$817,785	$70,559

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,931	$—	50%
Huntsville, Alabama:
Redstone Gateway (5)	3,501	137,870	—	85%	(3)
Total	3,849	$143,801	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $80.0 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

33	2Q 2024 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 6/30/24 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$36,932	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$7,219

Balance sheet information	Total	COPT Defense’s Share (4)
Operating properties, net	$948,379	$94,838
Total assets	$1,045,463	$104,546
Debt (3)	$527,458	$52,746
Total liabilities	$609,218	$60,922

	Three Months Ended		Six Months Ended
Operating information	Total	COPT Defense’s Share (4)	Total	COPT Defense’s Share (4)
Revenue	$20,884	$2,089	$41,775	$4,178
Operating expenses	(3,537)	(354)	(7,029)	(703)
NOI from real estate operations and EBITDAre (5)	17,347	1,735	34,746	3,475
Interest expense	(9,313)	(932)	(18,246)	(1,825)
Depreciation and amortization	(8,237)	(777)	(16,475)	(1,555)
Net income	$(203)	$26	$25	$95

NOI from real estate operations (per above) (5)	$17,347	$1,735	$34,746	$3,475
Straight line rent adjustments	(552)	(55)	(1,189)	(119)
Amortization of acquired above- and below-market rents	(1,989)	(199)	(3,977)	(398)
Cash NOI from real estate operations (5)	$14,806	$1,481	$29,580	$2,958
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $40.1 million reported in “Investment in unconsolidated real estate joint ventures” and $3.2 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Maturities on JV debt range from 2027 (assuming exercise of three one-year extension options) to 2030.
(4)Represents the portion allocable to our ownership interest.
(5)Refer to the section entitled “Definitions” for definitions of these measures.

34	2Q 2024 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Net income (loss)	$36,407	$33,671	$34,820	$(221,207)	$31,642	$70,078	$112,040
Construction contract and other service revenues	(20,258)	(26,603)	(18,167)	(11,949)	(14,243)	(46,861)	(30,063)
Depreciation and other amortization associated with real estate operations	38,161	38,351	36,735	37,620	37,600	76,512	74,595
Construction contract and other service expenses	19,612	26,007	17,167	11,493	13,555	45,619	28,756
Impairment losses	—	—	—	252,797	—	—	—
General and administrative expenses	8,591	8,378	8,240	7,582	7,287	16,969	15,283
Leasing expenses	2,462	2,187	2,308	2,280	2,345	4,649	4,344
Business development expenses and land carry costs	979	1,182	797	714	726	2,161	1,221
Interest expense	20,617	20,767	20,383	17,798	16,519	41,384	32,961
Interest and other income, net	(2,884)	(4,122)	(5,659)	(2,529)	(2,143)	(7,006)	(4,399)
Gain on sales of real estate	—	—	—	—	(14)	—	(49,392)
Equity in (income) loss of unconsolidated entities	(26)	(69)	240	68	(111)	(95)	(47)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income (loss) of unconsolidated entities (1)	1,735	1,740	1,671	1,675	1,671	3,475	3,313
Income tax expense	14	168	121	152	190	182	315
NOI from real estate operations	105,410	101,657	98,656	96,494	95,024	207,067	188,927
Straight line rent adjustments and lease incentive amortization	4,213	3,632	703	13,262	(2,916)	7,845	(6,734)
Amortization of acquired above- and below-market rents	64	(24)	(121)	(120)	(129)	40	(295)
Amortization of intangibles and other assets to property operating expenses	146	147	146	147	146	293	293
Lease termination fees, net	(880)	(775)	(716)	(748)	(1,059)	(1,655)	(2,280)
Tenant funded landlord assets and lease incentives	(7,318)	(10,439)	(7,548)	(19,383)	(2,221)	(17,757)	(3,451)
Cash NOI adjustments in unconsolidated real estate JVs	(254)	(263)	(271)	(279)	(286)	(517)	(577)
Cash NOI from real estate operations	$101,381	$93,935	$90,849	$89,373	$88,559	$195,316	$175,883

NOI from real estate operations (from above)	$105,410	$101,657	$98,656	$96,494	$95,024	$207,067	$188,927
Non-Same Property NOI from real estate operations	(6,738)	(6,254)	(3,802)	(1,455)	(801)	(12,992)	(1,981)
Same Property NOI from real estate operations	98,672	95,403	94,854	95,039	94,223	194,075	186,946
Straight line rent adjustments and lease incentive amortization	2,501	5,367	3,142	10,154	(2,696)	7,868	(6,266)
Amortization of acquired above- and below-market rents	(69)	(69)	(121)	(120)	(129)	(138)	(295)
Lease termination fees, net	(881)	(775)	(717)	(748)	(1,059)	(1,656)	(2,280)
Tenant funded landlord assets and lease incentives	(2,498)	(8,190)	(7,541)	(15,402)	(2,213)	(10,688)	(3,435)
Cash NOI adjustments in unconsolidated real estate JVs	(111)	(117)	(124)	(130)	(137)	(228)	(290)
Same Property Cash NOI from real estate operations	$97,614	$91,619	$89,493	$88,793	$87,989	$189,233	$174,380
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

35	2Q 2024 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Real estate revenues
Lease revenue
Fixed contractual payments	$127,363	$126,198	$123,677	$120,408	$118,461	$253,561	$234,500
Variable lease payments (1)	38,256	39,235	36,660	34,860	35,221	77,491	69,742
Lease revenue	165,619	165,433	160,337	155,268	153,682	331,052	304,242
Other property revenue	1,466	1,230	1,225	1,339	1,271	2,696	2,392
Real estate revenues	$167,085	$166,663	$161,562	$156,607	$154,953	$333,748	$306,634

Provision for credit (recoveries) losses on billed lease revenue	$(24)	$(109)	$498	$13	$(196)	$(133)	$73

Total revenues	$187,343	$193,266	$179,729	$168,556	$169,196	$380,609	$336,697
Construction contract and other service revenues	(20,258)	(26,603)	(18,167)	(11,949)	(14,243)	(46,861)	(30,063)
Real estate revenues	$167,085	$166,663	$161,562	$156,607	$154,953	$333,748	$306,634

Total interest expense	$20,617	$20,767	$20,383	$17,798	$16,519	$41,384	$32,961
Less: Amortization of deferred financing costs	(681)	(685)	(681)	(639)	(628)	(1,366)	(1,260)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,023)	(1,014)	(1,004)	(750)	(622)	(2,037)	(1,240)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	808	804	819	805	791	1,612	1,564
Denominator for interest coverage	19,721	19,872	19,517	17,214	16,060	39,593	32,025
Scheduled principal amortization	662	769	763	753	746	1,431	1,536
Denominator for debt service coverage	20,383	20,641	20,280	17,967	16,806	41,024	33,561
Capitalized interest	643	589	1,028	1,487	1,194	1,232	1,964
Denominator for fixed charge coverage	$21,026	$21,230	$21,308	$19,454	$18,000	$42,256	$35,525

Dividends on unrestricted common and deferred shares	$33,153	$33,143	$31,998	$31,996	$31,995	$66,296	$63,984
Distributions on unrestricted common units	505	500	430	432	433	1,005	863
Dividends and distributions on restricted shares and units	238	267	209	200	204	505	419
Total dividends and distributions for GAAP payout ratio	33,896	33,910	32,637	32,628	32,632	67,806	65,266
Dividends and distributions on antidilutive shares and units	(241)	(266)	(212)	(202)	(205)	(507)	(421)
Dividends and distributions for non-GAAP payout ratios	$33,655	$33,644	$32,425	$32,426	$32,427	$67,299	$64,845
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

36	2Q 2024 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Total assets	$4,219,338	$4,232,895	$4,246,966	$4,239,257	$4,246,346
Accumulated depreciation	1,468,595	1,434,621	1,400,162	1,367,473	1,334,066
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	226,739	225,443	228,484	228,334	226,555
COPT Defense’s share of liabilities of unconsolidated real estate JVs	60,922	60,904	60,583	60,762	60,724
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	11,199	10,364	9,528	8,664	7,800
Less: Property - operating lease liabilities	(33,818)	(33,141)	(33,931)	(32,940)	(33,923)
Less: Property - finance lease liabilities	(403)	(409)	(415)	(420)	(426)
Less: Cash and cash equivalents	(100,443)	(123,144)	(167,820)	(204,238)	(14,273)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,278)	(1,159)	(852)	(1,031)	(974)
Adjusted book	$5,850,851	$5,806,374	$5,742,705	$5,665,861	$5,825,895

Gross debt (page 30)	$2,468,901	$2,497,050	$2,497,613	$2,498,274	$2,249,880
Less: Cash and cash equivalents	(100,443)	(123,144)	(167,820)	(204,238)	(14,273)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,278)	(1,159)	(852)	(1,031)	(974)
Net debt	2,367,180	2,372,747	2,328,941	2,293,005	2,234,633
Costs incurred on fully-leased development properties	(56,646)	(43,034)	(53,914)	(124,038)	(189,407)
Net debt adjusted for fully-leased development	$2,310,534	$2,329,713	$2,275,027	$2,168,967	$2,045,226

37	2Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the

38	2Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; executive transition costs associated with named executive officers; and, for periods prior to 10/1/22, demolition costs on redevelopment and nonrecurring improvements and executive transition costs associated with other senior management team members.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible

39	2Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of fully leased properties under development that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated

40	2Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings.  We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

41	2Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — For renewed space, represents the compound annual growth rate between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Net Income to Interest Expense Ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — Defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/23.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

42	2Q 2024 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Strong Second Quarter 2024 Results
_______________________________________________________________

EPS of $0.31
FFO per Share, as Adjusted for Comparability, of $0.64
1-cent above the Midpoint of Guidance

Increased Midpoint of 2024 FFO per Share Guidance by 2-cents to $2.56
Implies 5.8% FFO per Share Growth for the Year

Defense/IT Portfolio 95.5% Occupied and 96.7% Leased

Same Property Cash NOI Increased 10.9% in 2Q24 and 8.5% Year-to-Date
Raised Midpoint of Same Property Cash NOI Guidance for the Year by 150 Basis Points to 8.0%
Raised Midpoint of Same Property Year-End 2024 Occupancy Guidance by 25 Basis Points to 93.75%

959,000 SF of Active Developments are 74% Leased
_______________________________________________________________

Strong Leasing in 1H24; Well Positioned to Achieve 2024 Goals
Total Leasing of 1.0 million SF in 2Q24 and 1.7 million SF Year-to-Date

104,000 SF in 2Q24 and 264,000 SF Year-to-Date of Vacancy Leasing
On Track to Achieve or Exceed Annual Target of 400,000 SF

Tenant Retention of 86% in 2Q24 and 83% Year-to-Date
Raised Midpoint of Guidance for the Year by 250 Basis Points to 82.5%

_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) July 29, 2024 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the second quarter ended June 30, 2024.

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Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which concentrates our portfolio near priority U.S. defense installations, continued to generate strong results during the second quarter, with FFO per share exceeding the midpoint of our guidance range. Based on this outperformance, and our forecast for the remainder of the year, we increased the midpoint of 2024 FFO per share guidance by $0.02 to $2.56, which implies nearly 6% year-over-year growth. This marks our second increase for the year and a total of $0.05 of outperformance compared to our initial guidance. The growth off the midpoint of our 2024 FFO per share guidance is one of the highest growth rates in the Nareit-defined Office REIT sector, and ranks in the 75th percentile for the entire REIT sector.

We are exceeding our plan in several areas and raised 2024 guidance on a group of key metrics. We increased the midpoint of 2024 guidance for same property cash NOI growth by 150 basis points to 8%, increased same property year-end occupancy by 25 basis points to 93.75%, and increased tenant retention by 250 basis points to 82.5%.

During the quarter, the year-over-year increase in same property cash NOI for our Total Portfolio was the highest level in over a decade, while the increase in our Defense/IT Portfolio was the highest level since we began reporting the segment.

Taken together, our solid performance during the first half of 2024, coupled with our strong full year outlook, illustrates the strength of demand we are seeing in our portfolio for tenants serving priority defense missions. Looking forward, we continue to anticipate compound annual FFO per share growth of at least 4% between 2023 and 2026.”

Financial Highlights

2nd Quarter Financial Results:
>Diluted earnings per share (“EPS”) was $0.31 for the quarter ended June 30, 2024, compared to $0.27 for the quarter ended June 30, 2023.

>Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.64 for the quarter ended June 30, 2024, compared to $0.60 for the quarter ended June 30, 2023.

Operating Performance Highlights

Operating Portfolio Summary:
>At June 30, 2024, the Company’s 24.1 million square foot Total Portfolio was 93.6% occupied and 94.9% leased, which includes the 22.0 million square foot Defense/IT Portfolio that was 95.5% occupied and 96.7% leased.

Same Property Performance:
>At June 30, 2024, the Company’s 22.2 million square foot same property portfolio was 93.5% occupied and 95.0% leased.

>The Company’s same property cash NOI increased 10.9% for the three months ended June 30, 2024 compared to the same period in 2023.

Leasing:
>Total Square Feet Leased: For the quarter ended June 30, 2024, the Company leased 985,000 square feet, including 881,000 square feet of renewals and 104,000 square feet of vacancy leasing. For the six months ended June 30, 2024, the Company executed 1.7 million square feet of total leasing, including 1.4 million square feet of renewals, 264,000 square feet of vacancy leasing, and 10,000 square feet in development projects.

>Tenant Retention Rates: During the quarter ended June 30, 2024, the Company renewed 86.3% of expiring square feet in its Total Portfolio and 87.4% in its Defense/IT Portfolio. During the six months ended June 30, 2024, the Company renewed 82.9% of expiring square feet in its Total Portfolio and 85.7% in its Defense/IT Portfolio.

>Rent Spreads & Average Escalations on Renewing Leases: For the quarter and six months ended June 30, 2024, straight-line rents on renewals increased 7.7% and 6.4%, respectively, and cash rents on renewed space increased 0.6% and decreased 0.4%, respectively, while annual escalations on renewing leases averaged 2.2% and 2.3%, respectively.

>Lease Terms: In the quarter ended June 30, 2024, lease terms averaged 3.9 years on renewing leases and 8.1 years on vacancy leasing. For the six months ended June 30, 2024, lease terms averaged 4.0 years on renewing leases, 8.2 years on vacancy leasing, and 5.3 years on development leasing.

Investment Activity Highlights
>Development Pipeline: The Company’s development pipeline consists of six properties totaling 959,000 square feet that were 74% leased as of June 30, 2024. These projects represent a total estimated investment of $381.4 million, of which $119.0 million has been spent.

Balance Sheet and Capital Transaction Highlights
>For the quarter ended June 30, 2024, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.7x.

>At June 30, 2024, the Company’s net debt to in-place adjusted EBITDA ratio was 6.0x and its net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 5.9x.

>At June 30, 2024, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.3% with a weighted average maturity of 5.2 years, and 100% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2024 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website: https://investors.copt.com/financial-information/financial-results

2024 Guidance
Management is revising its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability, from the prior range of $1.19-$1.25, and $2.51-$2.57, respectively, to new ranges of $1.22-$1.26, and $2.54-$2.58, respectively. Management is establishing third quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.30-$0.32 and $0.63-$0.65, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending September 30, 2024		Year Ending December 31, 2024
	Low	High	Low	High
Diluted EPS	$0.30	$0.32	$1.22	$1.26
Real estate-related depreciation and amortization	0.33	0.33	1.32	1.32
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.63	$0.65	$2.54	$2.58

Conference Call Information
Management will discuss second quarter 2024 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Tuesday, July 30, 2024
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BI51bd912e5a264e098e9d8c72a60cdb2c

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of June 30, 2024, the Company’s Defense/IT Portfolio of 193 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.0 million square feet and was 96.7% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Lease revenue	$165,619	$153,682	$331,052	$304,242
Other property revenue	1,466	1,271	2,696	2,392
Construction contract and other service revenues	20,258	14,243	46,861	30,063
Total revenues	187,343	169,196	380,609	336,697
Operating expenses
Property operating expenses	63,410	61,600	130,156	121,020
Depreciation and amortization associated with real estate operations	38,161	37,600	76,512	74,595
Construction contract and other service expenses	19,612	13,555	45,619	28,756
General and administrative expenses	8,591	7,287	16,969	15,283
Leasing expenses	2,462	2,345	4,649	4,344
Business development expenses and land carry costs	979	726	2,161	1,221
Total operating expenses	133,215	123,113	276,066	245,219
Interest expense	(20,617)	(16,519)	(41,384)	(32,961)
Interest and other income, net	2,884	2,143	7,006	4,399
Gain on sales of real estate	—	14	—	49,392
Income before equity in income of unconsolidated entities and income taxes	36,395	31,721	70,165	112,308
Equity in income of unconsolidated entities	26	111	95	47
Income tax expense	(14)	(190)	(182)	(315)
Net income	36,407	31,642	70,078	112,040
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(694)	(516)	(1,302)	(1,809)
Other consolidated entities	(599)	(839)	(1,053)	(1,165)
Net income attributable to common shareholders	$35,114	$30,287	$67,723	$109,066

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$35,114	$30,287	$67,723	$109,066
Amount allocable to share-based compensation awards	(92)	(98)	(215)	(349)
Redeemable noncontrolling interests	—	(51)	—	(115)
Numerator for diluted EPS	$35,022	$30,138	$67,508	$108,602
Denominator:
Weighted average common shares - basic	112,293	112,188	112,261	112,157
Dilutive effect of share-based compensation awards	492	426	501	418
Dilutive effect of redeemable noncontrolling interests	—	62	—	77
Weighted average common shares - diluted	112,785	112,676	112,762	112,652
Diluted EPS	$0.31	$0.27	$0.60	$0.96

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$36,407	$31,642	$70,078	$112,040
Real estate-related depreciation and amortization	38,161	37,600	76,512	74,595
Gain on sales of real estate	—	(14)	—	(49,392)
Depreciation and amortization on unconsolidated real estate JVs	778	805	1,555	1,606
Funds from operations (“FFO”)	75,346	70,033	148,145	138,849
FFO allocable to other noncontrolling interests	(984)	(1,239)	(1,820)	(1,947)
Basic FFO allocable to share-based compensation awards	(599)	(480)	(1,186)	(946)
Basic FFO available to common share and common unit holders (“Basic FFO”)	73,763	68,314	145,139	135,956
Redeemable noncontrolling interests	471	(28)	940	(58)
Diluted FFO adjustments allocable to share-based compensation awards	46	37	94	76
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	74,280	68,323	146,173	135,974
Executive transition costs	81	248	158	248
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(2)	(1)	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	74,360	68,569	146,330	136,220
Straight line rent adjustments and lease incentive amortization	3,788	(3,161)	7,261	(6,677)
Amortization of intangibles and other assets included in net operating income (“NOI”)	211	17	333	(2)
Share-based compensation, net of amounts capitalized	2,564	2,213	5,209	3,946
Amortization of deferred financing costs	681	628	1,366	1,260
Amortization of net debt discounts, net of amounts capitalized	1,023	622	2,037	1,240
Replacement capital expenditures	(21,250)	(22,664)	(42,026)	(50,874)
Other	58	(221)	195	(494)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$61,435	$46,003	$120,705	$84,619
Diluted FFO per share	$0.64	$0.60	$1.27	$1.19
Diluted FFO per share, as adjusted for comparability	$0.64	$0.60	$1.27	$1.19
Dividends/distributions per common share/unit	$0.295	$0.285	$0.59	$0.57

COPT Defense Properties
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2024	December 31, 2023
Balance Sheet Data
Properties, net of accumulated depreciation	$3,535,593	$3,503,678
Total assets	$4,219,338	$4,246,966
Debt per balance sheet	$2,389,925	$2,416,287
Total liabilities	$2,666,067	$2,699,631
Redeemable noncontrolling interests	$22,765	$23,580
Total equity	$1,530,506	$1,523,755
Debt to assets	56.6%	56.9%
Net debt to adjusted book	40.5%	40.6%

Defense/IT Portfolio Data (as of period end)
Number of operating properties	193	190
Total operational square feet (in thousands)	21,993	21,719
% Occupied	95.5%	96.2%
% Leased	96.7%	97.2%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2024		2023		2024		2023
GAAP
Payout ratio:
Net income	93.1%		103.1%		96.8%		58.3%
Debt ratios:
Net income to interest expense ratio	1.8	x	1.9	x	1.7	x	3.4	x
Debt to net income ratio	16.4	x	17.2	x	N/A		N/A
Non-GAAP
Payout ratios:
Diluted FFO	45.3%		47.5%		46.0%		47.7%
Diluted FFO, as adjusted for comparability	45.3%		47.3%		46.0%		47.6%
Diluted AFFO	54.8%		70.5%		55.8%		76.6%
Debt ratios:
Adjusted EBITDA fixed charge coverage ratio	4.7	x	4.9	x	4.6	x	5.0	x
Net debt to in-place adjusted EBITDA ratio	6.0	x	6.3	x	N/A		N/A
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio	5.9	x	5.7	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,785		112,676		112,762		112,652
Weighted average common units	1,703		1,514		1,664		1,502
Redeemable noncontrolling interests	926		—		937		—
Denominator for diluted FFO per share and as adjusted for comparability	115,414		114,190		115,363		114,154

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$33,153	$31,995	$66,296	$63,984
Distributions on unrestricted common units	505	433	1,005	863
Dividends and distributions on restricted shares and units	238	204	505	419
Total dividends and distributions for GAAP payout ratio	33,896	32,632	67,806	65,266
Dividends and distributions on antidilutive shares and units	(241)	(205)	(507)	(421)
Dividends and distributions for non-GAAP payout ratios	$33,655	$32,427	$67,299	$64,845

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$36,407	$31,642	$70,078	$112,040
Interest expense	20,617	16,519	41,384	32,961
Income tax expense	14	190	182	315
Real estate-related depreciation and amortization	38,161	37,600	76,512	74,595
Other depreciation and amortization	564	609	1,172	1,211
Gain on sales of real estate	—	(14)	—	(49,392)
Adjustments from unconsolidated real estate JVs	1,709	1,559	3,380	3,263
EBITDAre	97,472	88,105	192,708	174,993
Credit loss expense	436	238	458	305
Business development expenses	603	394	1,233	635
Executive transition costs	81	307	511	554
Net gain on other investments	—	—	(477)	—
Adjusted EBITDA	98,592	89,044	$194,433	$176,487
Pro forma NOI adjustment for property changes within period	—	56
Change in collectability of deferred rental revenue	27	28
In-place adjusted EBITDA	$98,619	$89,128

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$15,045	$32,619	$27,821	$52,605
Building improvements	5,705	2,766	10,658	4,907
Leasing costs	3,110	3,542	6,700	5,292
Net exclusions from tenant improvements and incentives	(1,040)	(16,007)	(724)	(11,168)
Excluded building improvements and leasing costs	(1,570)	(256)	(2,429)	(762)
Replacement capital expenditures	$21,250	$22,664	$42,026	$50,874

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$20,617	$16,519	$41,384	$32,961
Less: Amortization of deferred financing costs	(681)	(628)	(1,366)	(1,260)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,023)	(622)	(2,037)	(1,240)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	808	791	1,612	1,564
Scheduled principal amortization	662	746	1,431	1,536
Capitalized interest	643	1,194	1,232	1,964
Denominator for fixed charge coverage-Adjusted EBITDA	$21,026	$18,000	$42,256	$35,525

Reconciliation of net income to NOI from real estate operations, same property NOI from real estate operations and same property cash NOI from real estate operations
Net income	$36,407	$31,642	$70,078	$112,040
Construction contract and other service revenues	(20,258)	(14,243)	(46,861)	(30,063)
Depreciation and other amortization associated with real estate operations	38,161	37,600	76,512	74,595
Construction contract and other service expenses	19,612	13,555	45,619	28,756
General and administrative expenses	8,591	7,287	16,969	15,283
Leasing expenses	2,462	2,345	4,649	4,344
Business development expenses and land carry costs	979	726	2,161	1,221
Interest expense	20,617	16,519	41,384	32,961
Interest and other income, net	(2,884)	(2,143)	(7,006)	(4,399)
Gain on sales of real estate	—	(14)	—	(49,392)
Equity in income of unconsolidated entities	(26)	(111)	(95)	(47)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities	1,735	1,671	3,475	3,313
Income tax expense	14	190	182	315
NOI from real estate operations	105,410	95,024	207,067	188,927
Non-Same Property NOI from real estate operations	(6,738)	(801)	(12,992)	(1,981)
Same Property NOI from real estate operations	98,672	94,223	194,075	186,946
Straight line rent adjustments and lease incentive amortization	2,501	(2,696)	7,868	(6,266)
Amortization of acquired above- and below-market rents	(69)	(129)	(138)	(295)
Lease termination fees, net	(881)	(1,059)	(1,656)	(2,280)
Tenant funded landlord assets and lease incentives	(2,498)	(2,213)	(10,688)	(3,435)
Cash NOI adjustments in unconsolidated real estate JVs	(111)	(137)	(228)	(290)
Same Property Cash NOI from real estate operations	$97,614	$87,989	$189,233	$174,380

x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	June 30, 2024	December 31, 2023
Reconciliation of total assets to adjusted book
Total assets	$4,219,338	$4,246,966
Accumulated depreciation	1,468,595	1,400,162
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	226,739	228,484
COPT Defense’s share of liabilities of unconsolidated real estate JVs	60,922	60,583
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	11,199	9,528
Less: Property - operating lease liabilities	(33,818)	(33,931)
Less: Property - finance lease liabilities	(403)	(415)
Less: Cash and cash equivalents	(100,443)	(167,820)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,278)	(852)
Adjusted book	$5,850,851	$5,742,705

	June 30, 2024	December 31, 2023	June 30, 2023
Reconciliation of debt to net debt and net debt adjusted for fully-leased development
Debt per balance sheet	$2,389,925	$2,416,287	$2,176,174
Net discounts and deferred financing costs	25,995	28,713	21,342
COPT Defense’s share of unconsolidated JV gross debt	52,981	52,613	52,364
Gross debt	2,468,901	2,497,613	2,249,880
Less: Cash and cash equivalents	(100,443)	(167,820)	(14,273)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,278)	(852)	(974)
Net debt	2,367,180	2,328,941	2,234,633
Costs incurred on fully-leased development properties	(56,646)	(53,914)	(189,407)
Net debt adjusted for fully-leased development	$2,310,534	$2,275,027	$2,045,226

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone: 443.285.5400
Facsimile: 443.285.7650
Email: ir@copt.com

CDP
LISTED
NYSE

COPT DEFENSE
PROPERTIES